UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 28, 2015

IMMUNE PHARMACEUTICALS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36602	52-1841431
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

430 East 29th Street, Suite 940, New York, NY	10016
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (646) 440-9310

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c), (e)

On December 31, 2015, Immune Pharmaceuticals Inc. (the “Company”), appointed Mr. John Militello as its Vice President of Finance, Controller and Chief Accounting Officer, effective January 1, 2016. Mr. Militello will also serve as the Company’s Principal Financial Officer.

Pursuant to an employment agreement, dated as of December 31, 2015, (the “Employment Agreement”), entered into between the Company and Mr. Militello, Mr. Militello will be entitled to receive an annual base salary of $220,000. In addition, Mr. Militello will be awarded on December 31, 2015, options to purchase an aggregate of 125,000 shares of the Company’s common stock, par value $0.0001 per share, at an exercise price equal to the closing price of the Company’s common stock on the grant date, as reported by The NASDAQ Capital Market, which will vest annually over a three-year period, commencing on the first anniversary of the grant date, subject to the Company’s 2015 Equity Incentive Plan (the “Plan”) and subject to acceleration in the event of (i) a change of control; or (ii) termination by the Company without Cause. Furthermore, Mr. Militello will be eligible to receive, subject to the Company’s board of directors’ approval, an annual incentive award, contingent upon his achievement of goals mutually agreed upon by Mr. Militello and the Company, of up to $77,000 for each calendar year of his term of employment, which may be granted in cash or in equity equivalent. In addition, Mr. Militello will be eligible to participate in all employee benefits plans available to senior executives of the Company.

The Employment Agreement will remain in effect until terminated by the Company with or without Cause, by Mr. Militello for Good Reason or for any reason or upon Mr. Militello’s death or disability. In the event that the Employment Agreement is terminated by the Company without Cause, Mr. Militello will be entitled to receive payment in the amount of three months of his base salary, or six months of his base salary in the event of his termination upon a change of control. In connection with his entry into the Employment Agreement, Mr. Militello additionally entered into a standard Non-Disclosure and Non-Competition Agreement with the Company.

“Cause” is defined in the Employment Agreement as Mr. Militello’s (i) failure to substantially perform the duties of his position for a period of at least fifteen calendar days following Company’s written notice of such failure; (ii) engagement in conduct that is demonstrably and materially injurious to the Company; (iii) action in a manner which constitutes gross negligence or willful misconduct with respect to his duties to the Company; (iv) misappropriation of corporate assets or corporate opportunities; (v) commission of a felony, or a misdemeanor involving moral turpitude (including the entry of a plea of nolo contendre); (vi) engagement in theft, embezzlement, self-dealing, or an act which causes material damage to the Company and/or any of its related corporate entities, officers or directors, or (vii) material violation of the Employment Agreement or that certain Non-Disclosure and Non-Competition Agreement that was signed by Mr. Militello in connection with his entry into the Employment Agreement. “Good Reason” is defined in the Employment Agreement as (i) a material change to Mr. Militello’s role at the Company which was not agreed upon by him; (ii) material breach by the Company or any of its affiliated corporate entities of their material obligations to Mr. Militello; or (iii) failure of the Company to obtain the assumption in writing of its obligations under the Employment Agreement by any successor to all or substantially all of its business or assets within fifteen days after any merger, sale, liquidation or dissolution of the Company, in each case absent Mr. Militello’s consent.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the Employment Agreement, which is filed hereto as Exhibit 10.1 and is incorporated herein by reference.

Mr. Militello, age 42, joined the Company’s in April 2015 as its Executive Director of Finance and Corporate Controller. Prior to that, Mr. Militello was an Assistant Controller with Retrophin, Inc. (NASDAQ GM: RTRX), a San Diego based biotech company, and the Manager, External Reporting & Compliance at Volt Information Sciences, Inc. (NYSE MKT: VISI), a publicly traded staffing company. Prior to Volt Information Sciences, Inc., Mr. Militello was a Senior Manager with BDO USA, LLP serving multi-national SEC registrants. Mr. Militello is a Certified Public Accountant and earned his Bachelor of Science degree in Accounting from St. Joseph’s College.

There is no family relationship between Mr. Militello and any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer. In addition, there are no transactions between the Company and Mr. Militello, or any member of Mr. Militello’s immediate family, of the type set forth in Item 404(a) of Regulation S-K, other than the compensation received by Mr. Militello for his prior position with the Company.

(b), (e)

Effective December 31, 2015, Mr. Gad Berdugo resigned from his positions as Chief Financial Officer, Executive Vice President, Finance and Administration, and Secretary of the Company to pursue other projects. The Company thanks Mr. Berdugo for his services.

In connection with Mr. Berdugo’s resignation, the Company and Mr. Berdugo entered into a Release and Consulting Agreement (the “Consulting Agreement”) dated as of December 28, 2015.

Pursuant to the terms of the Consulting Agreement, Mr. Berdugo will provide financial and strategic consulting services to the Company from January 1, 2016 through June 30, 2016. In consideration for Mr. Berdugo’s services as a consultant, the Company has agreed to provide Mr. Berdugo with a monthly fee in the amount of $25,000 throughout the term of the Consulting Agreement. In addition, options to purchase 123,333 shares of the Company’s common stock held by Mr. Berdugo shall be accelerated to vest upon the effective date of the Consulting Agreement (the “Effective Date”), and the period of time in which Mr. Berdugo must exercise the options shall not exceed six months following the Effective Date and options to purchase 246,667 shares of common stock that were scheduled to vest after January 2016, will be forfeited as of December 31, 2015.

Additionally, as part of the Consulting Agreement, the Company and Mr. Berdugo have agreed to general releases of claims and to certain confidentiality provisions and mutual non-disparagement provisions. Mr. Berdugo has agreed to abide by a “standstill” relating to the sale of the Company’s voting securities until the Company’s Annual Report on Form 10-K for the period ending December 31, 2015 has been filed with the Securities and Exchange Commission.

The foregoing summary of the Consulting Agreement does not purport to be complete and is qualified in its entirety by reference to the Consulting Agreement, which is filed hereto as Exhibit 10.2 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Employment Agreement, by and between Immune Pharmaceuticals Inc. and John Militello, dated as of December 31, 2015.
10.2	Release and Consulting Agreement, by and between Immune Pharmaceuticals Inc. and Gad Berdugo, dated as of December 28, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMMUNE PHARMACEUTICALS INC.
Date: December 31, 2015	By:	/s/ Daniel G. Teper
	Name:	Daniel G. Teper
	Title:	Chief Executive Officer